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                                                                      Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT

                           Year Ended August 31, 2001



        Wholly owned subsidiaries of the registrant are:

                Penford Products Co.
                  incorporated under the laws of the State of Delaware

                Penford Holdings Pty. Ltd.

                Penford Export Corporation

        All subsidiaries are included in the consolidated financial statements.



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